                                                                      EXHIBIT 99


                          CAPRICORN CAPITAL GROUP, INC.
                                AND SUBSIDIARIES

                    CONSOLIDATED FINANCIAL STATEMENTS FOR THE
                          YEAR ENDED SEPTEMBER 30, 1997

                      [WOLNEWITZ & VERRELLI LETTERHEAD]

INDEPENDENT AUDITORS' REPORT

Board of Directors
Capricorn Capital Group, Inc. and Subsidiaries

We have audited the accompanying consolidated balance sheet of Capricorn Capital Group, Inc. and Subsidiaries as of September 30, 1997 and the related consolidated statements of operations, changes in stockholder's equity and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company at September 30, 1997 and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

/s/ Wolnewitz & Verrelli, P.C.

November 10, 1997

CAPRICORN CAPITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET
SEPTEMBER 30,1997
--------------------------------------------------------------------------------

ASSETS
CASH AND CASH EQUIVALENTS                                       $      745,460

ACCOUNTS RECEIVABLE (net of $50,000 allowance)
   Lessees                                                             673,692
   Equipment sales                                                     511,806

INVENTORIES - net                                                      666,377

LOANS RECEIVABLE
   Related parties (Note 2)                                            525,169
   Unrelated parties (Note 3)                                          520,851
   Employees                                                            18,198

EQUIPMENT LEASED TO OTHERS (net of                                  17,964,438
   accumulated depreciation of $25,742,201)
   (Notes 6 and 8)

DEFERRED INITIAL DIRECT COSTS                                          110,514

NET INVESTMENT IN DIRECT FINANCING                                   6,566,797
   LEASES (Note 5)

NET INVESTMENT IN LEASE RESIDUALS (net                               1,022,893
   of unearned income of $548,514)

OTHER INVESTMENTS                                                      120,144

PROPERTY, EQUIPMENT AND INTANGIBLE                                   5,403,965
   ASSETS - net (Note 4)

PREPAID AND OTHER ASSETS                                               241,127

ACCRUED INTEREST RECEIVABLE (Note 2)                                    89,159
                                                                --------------
   TOTAL ASSETS                                                 $   35,180,590
                                                                ==============

See notes to consolidated financial statements.

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
NOTES PAYABLE (Note 6)
   Nonrecourse                                                       $17,581,449
   Other                                                               7,003,639

ACCOUNTS PAYABLE
   Leased equipment                                                    1,711,805
   Other                                                               1,368,683

ACCRUED LIABILITIES
   Interest                                                              128,900
   Commissions, payroll and other                                         48,552

DEFERRED REVENUE                                                       1,736,474

DEFERRED INCOME TAX (Note 7)                                           1,513,834

DIVIDENDS PAYABLE (Note 10)                                              449,000
                                                                     -----------

    TOTAL LIABILITIES                                                 31,542,336
                                                                     -----------

STOCKHOLDER'S EQUITY

COMMON AND PREFERRED STOCK (Note 10)                                      50,118

RETAINED EARNINGS                                                      3,588,136
                                                                     -----------

    TOTAL STOCKHOLDER'S EQUITY                                         3,638,254
                                                                     -----------



TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY                           $35,180,590
                                                                     ===========

CAPRICORN CAPITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

OPERATING REVENUE
   Leasing
     Operating                                      $15,513,557
     Direct financing                                   781,054
                                                    -----------
           Total leasing                                            $16,294,611
   Residual income                                      603,881
   Equipment sales                                    4,872,812
   Warehouse                                            211,226
   Other                                                 63,622       5,751,541
                                                    -----------    ------------
           Total revenue                                             22,046,152
                                                                   ------------
OPERATING COSTS AND EXPENSES:
   Leasing
     Operating - depreciation and
       initial direct costs                          10,271,641
     Direct financing - initial direct costs             40,933      10,312,574
                                                    -----------
   Cost of sales, equipment                           3,258,060
   Operating expense                                  6,796,715
   Interest expense                                   2,311,679      12,366,454
                                                    -----------    ------------
           Total cost of sales                                       22,679,028
                                                                   ------------
           Operating loss                                              (632,876)

OTHER INCOME (EXPENSE)
   Loss on sale of leased equipment and
     other assets                                      (374,322)
   Gain on sale of stock                                 83,125
   Equity in income of
     unconsolidated investments                           6,272
   Interest income                                      126,293
   Miscellaneous                                         73,029         (85,603)
                                                    -----------    ------------
LOSS BEFORE PROVISION FOR FEDERAL
   INCOME TAXES
                                                                       (718,479)
PROVISION (BENEFIT) FOR FEDERAL INCOME
   TAXES (Note 7)                                                      (461,500)
                                                                   ------------
NET LOSS                                                              $(256,979)
                                                                   ============

See notes to consolidated financial statements.

CAPRICORN CAPITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
FOR THE YEAR ENDED SEPTEMBER 30,1997
--------------------------------------------------------------------------------

                                                  Capital          Retained
                                                   Stock           Earnings
BALANCE, OCTOBER 1, 1996                        $ 100,236       $ 6,294,997

Redemption and retirement of stock (Note 10)      (50,118)       (2,449,882)

Net loss                                                0          (256,979)
                                                ---------       -----------


BALANCE, SEPTEMBER 30, 1997                     $  50,118       $ 3,588,136
                                                =========       ===========


















See notes to consolidated financial statements.

CAPRICORN CAPITAL GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS
YEAR ENDED SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

CASH FLOW FROM OPERATING ACTIVITIES
  Net loss                                                         $   (256,979)
  Adjustments to reconcile net income to net cash
    provided by operating activities
     Depreciation and amortization                                   10,785,743
     Increase in lease residuals                                       (573,848)
     Loss on sale of fixed assets                                       374,322
     Gain on sale of stock                                              (83,125)
     Decrease in direct finance leases                                1,051,642
     Decrease in initial direct costs                                    68,379
     Accounts receivable                                               (362,385)
     Inventory                                                        1,275,881
     Other assets                                                       591,962
     Accounts payable                                                   788,985
     Accrued liabilities                                                419,218
     Dividends payable                                                  (36,300)
     Deferred revenue                                                 1,692,738
     Deferred income taxes                                             (267,559)
     Income taxes payable                                              (222,494)
                                                                   ------------
         Net cash provided by operating activities                   15,246,180
                                                                   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of lease equipment                               1,924,161
  Proceeds from sale of fixed assets                                    176,900
  Proceeds from sale of investments                                     883,750
  Purchase of leased equipment                                       (7,649,395)
  Purchase of fixed and intangible assets                            (4,315,235)
  Increase in notes receivable                                         (301,396)
                                                                   ------------
         Net cash (used) by investing activities                     (9,281,215)
                                                                   ------------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of notes payable                            19,220,298
  Principle payments on notes payable                               (23,973,840)
  Shares retired                                                     (2,500,000)
                                                                   ------------
         Net cash (used) by financing activities                     (7,253,542)
                                                                   ------------

Decrease in cash                                                     (1,288,577)
Cash and cash equivalents, beginning of year                          2,034,037
                                                                   ------------
Cash and cash equivalents, end of year                             $    745,460
                                                                   ============
ADDITIONAL CASH FLOW INFORMATION - Cash paid
 during the year for:
  Interest (includes interest paid by lessees
   directly to financial institutions in satisfaction
   of nonrecourse debt obligations)                                $  2,190,809
  Income tax                                                             28,552

See notes to consolidated financial statements.

CAPRICORN CAPITAL GROUP, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED SEPTEMBER 30, 1997
--------------------------------------------------------------------------------

1. ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

   The consolidated financial statements include those of Capricorn Capital Group, Inc., and its wholly owned subsidiaries, CCG Management, Inc.
   and Capricorn Maintenance, Inc., and PC Remarketing Group, a division, (collectively the "Company"). PC Remarketing Group was sold in October, 1996 (See Note 12). All significant intercompany accounts and transactions have been eliminated.

   The Company is engaged primarily in computer and technical equipment leasing and remarketing. The Company also sells and assembles computers on a retail and corporate basis.

   Unclassified balance sheet - Due to the long-term nature of assets applicable to Company operations, an unclassified balance sheet more accurately reflects its financial position.

   Cash and cash equivalents - Cash equivalents are comprised of highly liquid debt instruments with original maturities of 90 days or less.

   Inventories consist of equipment held for sale or lease and are stated at the lower of cost, based on specific identification, or market.

   Lease accounting policies - FASB Statement of Financial Accounting Standards No. 13 "Accounting for Leases" requires that a lessor account for each lease by either the direct financing, sales-type or operating method.

         Leased assets:

          Direct financing and sales-type leased assets consist of the present value of the future minimum lease payments plus the present value of the residual (collectively referred to as the net investment). Residual is the estimated fair market value at lease termination. In estimating the equipment's fair value at lease termination, the Company relies largely on historical experience by equipment type and manufacturer, adjusted for known trends. The Company's estimates are reviewed continuously to ensure realization, however, the amount the Company will ultimately realize could differ from the estimated amounts.

          Operating leased assets consist of the equipment cost, less the amount depreciated to date.

         Revenue, costs and expenses:

          Operating leases - Revenue consists of the contractual lease payments and is recognized on a straight line basis over the lease term. Costs and expenses are principally depreciation of the equipment. Depreciation is recognized on a straight line basis over the lease term to the Company's estimate of the equipment's fair market value at the lease termination, also commonly referred to as "residual" value. In estimating the equipment's fair value at lease termination, the Company relies largely on historical experience by equipment type and manufacturer, adjusted for known trends. Initial direct financing costs related to operating leases are capitalized and amortized over the lease term.

          Direct financing leases - Revenue consists of interest earned on the present value of the lease payments and residual. Revenue is recognized periodically over the lease term as a constant percentage return on the net investment. Costs of these leases principally consist of initial direct financing costs which are capitalized and amortized over the lease term.

          Sales-type leases - Revenue consists of the present value of the total contractual lease payments which is recognized at the lease inception. Costs and expenses consist of the equipment's net book value at lease inception, less the present value of any residual. Interest earned on the present value of the lease payments and residual, which is recognized periodically over the lease term as a constant percentage return on the net investment, is included in direct financing lease revenue in the statement of operations.

Net Investment in Lease Residuals - The Company acts as a broker in arranging certain lease transactions and recognizes fees for such services as earned. In certain cases, estimated residual values (i.e. the Company's share of estimated proceeds from sale or re-lease of equipment at lease termination) are recorded as revenue at discounted present values at the closing of the transaction. The excess of the actual residual value received by the Company over the discounted present value (unearned income) is recognized as revenue upon the sale or re-lease of the equipment at the termination of the lease.

Other Investments at September 30, 1997 includes a $77,570 investment in Capricorn Capital Group de Mexico (CCGM), a corporation formed to conduct leasing business with Chrysler de Mexico. The Company has a 49% ownership interest in CCGM and accounts for its investment under the equity method. All of CCGM's liabilities are nonrecourse to the Company.

Property, Equipment and Related Depreciation - Property and equipment are recorded at cost or, in the case of assets under capital leases, at the present value of future lease payments. That property which is capitalized is depreciated using accelerated and straight line methods over estimated useful lives which range from 3 to 39 years.

Intangible Assets subject to amortization includes a software license. This license is being amortized using the straight line method over a five year life (Note 4).

Deferred Revenue primarily consists of a deposit received from a customer for the purchase of equipment. Revenue will be recognized as the purchases are made. During the year ended September 30, 1997, the Company recognized $70,900 of revenue related to sale of equipment to this customer (Note 11).

Gain (Loss) on Sale of Equipment - The Company occasionally sells certain noncancelable lease contracts and equipment leased to others to third parties prior to the expiration of the original lease term. The Company also sells equipment when the underlying lease has expired and the equipment has been returned to the Company. The gain or loss from such transactions is generally recorded at the time of sale unless a permanent asset impairment has been earlier recognized and is included in the consolidated statement of operations as a gain or loss at that time.

Income Taxes - Effective October 1, 1993, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 109 "Accounting for Income Taxes", which requires an asset and liability approach to financial accounting and reporting of income taxes. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Concentration of Risks - The Company's largest customer accounted for approximately 75% of the 1997 lease revenues. This customer operates in the automotive manufacturing industry and is nationally based. Management does not believe that there is a significant geographic concentration of risk.

At September 30, 1997, approximately 76% of the Company's lessee accounts receivable are due from customers who operate in the automotive manufacturing industry.

The Company maintains cash at two banks and one brokerage firm. Cash accounts at the banks are insured by the Federal Deposit Insurance Corporation for up to $100,000. Amounts in excess of insured limits were approximately $640,000 at September 30, 1997.

Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

2. TRANSACTIONS WITH RELATED PARTIES

Loans receivable from related parties at September 30, 1997 consist of the following:

   Non-interest bearing advances to CCGM (49%                          $    385
   ownership interest)

   Unsecured loans receivable from stockholder                          436,491
   and officers, bearing interest at 8%, due
   on demand

   Unsecured note receivable from related                                88,293
   Company, bearing interest at 8%, due                                --------
   in monthly payments of $2,000, balance
   due December 31, 1999

   TOTAL                                                               $525,169
                                                                       ========

Advances to CCGM represent monies used to purchase equipment leased to others and for working capital needs. The amounts were repaid subsequent to year-end.

The unsecured loan receivable from stockholder represents short-term advances in varying amounts that are repaid by the stockholder on a mutually agreed upon basis with the Company's management.

Interest Income recognized from related party loans was approximately $46,800 in 1997. Total interest receivable from related party loans was approximately $51,180 at September 30, 1997.

3. NOTES AND LOANS RECEIVABLE - UNRELATED PARTIES



   Loan receivable from unrelated company,                   $ 100,000
   bearing interest at 8%, due on demand,
   unsecured

   Nonrecourse loan receivable to unrelated                     89,436
   company, non-interest bearing, due
   September, 1998, secured by a secondary
   interest in equipment costing approximately
   $413,500

   Loan receivable from unrelated party,                        26,943
   bearing interest at 8%, due on demand,
   unsecured

   Note receivable from sale of a partnership                  260,000
   interest, bearing interest at 9 1/2%, due
   December 31, 1997, secured by a security
   interest in any and all property of the
   purchaser

   Note receivable from sale of PC Remarketing                  44,472
   Group assets, bearing interest at 8%,                     ---------
   payable in monthly installments of $2,940,
   due December 1, 1998, unsecured

   TOTAL                                                     $ 520,851
                                                             =========

4. PROPERTY, EQUIPMENT AND INTANGIBLE ASSETS

Property, equipment and intangible assets at September 30, 1997 consists of the following:

   Buildings and improvements                                           $1,751,001

   Office equipment                                                        691,831

   Automobiles                                                              27,020

   Computer software                                                       497,765

   Software license                                                      4,124,581

   Leasehold improvements                                                  120,773
                                                                        ----------
       Total                                                             7,212,971

   Less accumulated depreciation and amortization                        1,809,006
                                                                        ----------
   Property, equipment and
    intangible assets - net                                             $5,403,965
                                                                        ==========

In March, 1997, the Company acquired license rights in certain application software which entitles the Company to use the software in business dealings with its customers. The Company also acquired sub-license rights to the software.

5. NET INVESTMENT IN DIRECT FINANCING LEASES

The net investment in direct financing leases as of September 30, 1997 consists of the following:


   Total minimum lease payments receivable                              $6,461,314

   Estimated residual values of leased                                     784,653
     property (unguaranteed)

   Less unearned income                                                   (710,910)

   Initial direct costs                                                     31,740
                                                                        ----------
   TOTAL                                                                $6,566,797
                                                                        ==========


At September 30, 1997, minimum lease payments receivable under direct financing leases are due as follows:

Fiscal year:

    1998                                                     $4,126,716
    1999                                                      1,525,336
    2000                                                        498,315
    2001                                                        210,114
    2002                                                        100,833
                                                             ----------
    TOTAL                                                    $6,461,314
                                                             ==========

6. NOTES PAYABLE

Nonrecourse - The Company generally finances its lease transactions by assigning the noncancelable rentals to various financial institutions on a nonrecourse basis. Proceeds from the assignment of lease rentals represent the present value of payments due under the lease, discounted at a rate determined by the financial institutions, ranging from 6.0% to 12.0% per annum. Repayment of these amounts corresponds to the receipt of lessee rental payments, the majority of which are received directly by the financial institutions (see Notes 5 and 8). The difference between monthly rentals due under these assigned leases and the amortization of the nonrecourse notes payable represents interest income or expense. In the event of a default by a lessee under a lease which has been assigned on a nonrecourse basis, the financial institution has a first lien against the underlying equipment but has no further recourse against the Company. Nonrecourse notes payable at September 30, 1997 amounted to $16,705,461.

The Company also finances, on a nonrecourse basis, a portion of the equipment cost on certain operating leases. The financing source receives the amount of the nonrecourse loan, without interest, from the remarketing proceeds of the equipment after the expiration of the term of the underlying lease. Nonrecourse notes payable at September 30, 1997 amounted to $875,988.

Other notes payable at September 30, 1997 consist of the following:


                                          Effective Annual
                                          Interest Rate (%)
                                          -----------------
    Mortgage payable on Arizona                  11.50               $ 461,548
    estate due in monthly
    installments of $5,195
    including interest with a
    balloon payment of $442,000
    due in 2000, collateralized
    by land and building with a
    net book value of $827,011


    Mortgage payable due in                      8.25                  233,792
    monthly installments of
    $1,920, including interest,
    due in 2019, collateralized
    by a building with a net
    book value of $324,931


    Note payable to a former                      8.0                  612,288
    stockholder/officer for
    repurchase of stock, due in
    quarterly installments of
    $62,500, including interest,
    due in 2001, subordinated to
    commercial lender, secured
    by a life insurance policy on
    the stockholder of the Company


    Notes payable to a                         7.72-9.16               606,112
    corporation due through 1998,
    collateralized by underlying
    leased equipment


    Note payable to unrelated                    10.0                1,872,876
    company, due in monthly
    installments of $50,000,
    final payment due in 2001,
    secured by all assets of the
    Company and the personal
    guarantee of the stockholder


    Note payable to unrelated                   10.0                 258,558
    company, due in monthly
    installments based on the
    rental stream of certain
    noncancellable lease
    agreements, final payment
    due 2000, secured by the
    underlying leased equipment

    Note payable to bank,                        8.5                 207,235
    bearing interest at 8.5%,
    due in monthly payments of
    $7,469, final maturity in
    2000, secured by personal
    guarantee of the stockholder

    Note payable to unrelated                    8.5               2,751,230
    company for the purchase                                      ----------
    of a software license, due
    in annual installments of
    $840,000, balance due 2001,
    unsecured

    TOTAL                                                         $7,003,639
                                                                  ==========


Future minimum principal payments on all notes payable for periods subsequent to September 30, 1997, are as follows:


      Fiscal year:
         1998                                                    $13,909,816
         1999                                                      5,475,327
         2000                                                      3,483,533
         2001                                                      1,409,591
         2002                                                        306,821
                                                                 -----------

         TOTAL                                                   $24,585,088
                                                                 ===========

7. INCOME TAXES

The geographical sources of earnings (losses) before income taxes were as follows:

    United States                                                $  (724,751)
    Outside United States                                              6,272
                                                                 -----------
    TOTAL                                                        $  (718,479)
                                                                 ===========

The components of the income tax provision (benefit) charged or credited to operations is as follows:

  Current                                                        $ (193,941)
  Deferred                                                         (267,559)
                                                                 ----------

  TOTAL                                                          $ (461,500)
                                                                 ==========






The reasons for the difference between the U.S. Federal income tax rate and the effective income tax rate for earnings are as follows:

  U.S. Federal income tax (benefit) rate                              (34.0)%
  Taxes on non-deductible expenses                                       .5
  Tax benefit resulting from re-evaluation                            (30.7)
    of future taxes likely to be paid on                              -----
    outstanding timing differences (using
    a 34.0% tax rate)

  TOTAL                                                               (64.2)%
                                                                      =====

Deferred tax assets and liabilities at September 30, 1997 were as follows:

        Deferred tax assets:
         Expenses not deducted for tax purposes:
          Bad debt expense                                      $    21,554
          Inventory write-off                                        51,000
          Depreciation                                              203,595
                                                                -----------

          Gross deferred tax assets                                 276,149
          Less, valuation allowance                                 (73,903)
                                                                -----------
          Total deferred assets                                     202,246

        Deferred tax liabilities:
         Lease accounting                                         1,665,923
         Deferred income tax expenses,
          already deducted for tax purposes:
            State taxes                                              33,589
         Capital gains, not yet recognized for tax                   16,568
                                                                -----------

          Gross deferred tax liabilities                          1,716,080
                                                                -----------
          Net deferred tax liabilities                          $ 1,513,834
                                                                ===========

                                             15

For financial reporting purposes, the Company has an approximate $749,600 net operating loss carryforward which will expire in the year 2017.

The most recent audits conducted by the Internal Revenue Service have included the Company's Federal income tax filings for the years ended September 30, 1990 through 1993. All years prior to fiscal year 1989 are closed to further assessment due to the expiration of the Statue of Limitations.

8. OPERATING LEASE REVENUE

Future lease revenues anticipated under noncancelable operating leases at September 30, 1997 are as follows:

   Fiscal year:

     1998                                   $ 8,049,549
     1999                                     2,937,000
     2000                                       949,509
     2001                                        59,304
     2002                                        50,746
                                            -----------

     TOTAL                                  $12,046,108
                                            ===========

9. RENTAL EXPENSE

During the year ended September 30, 1997, the Company leased office facilities in Michigan under noncancelable operating lease agreements. Rental expense related to these leases was approximately $240,500 in Fiscal 1997. The Company also leases various equipment under other operating leases. Rental expense related to these leases was approximately $18,500 in 1997. Total future minimum lease payments as of September 30, 1997 are as follows:

   Fiscal year:
     1998                                   $ 188,109
     1999                                     100,299
                                            ---------

     TOTAL                                  $ 288,408
                                            =========

10. CAPITAL STOCK

Capital stock consists of the following at September 30, 1997:

    Preferred stock, non-voting;
     $1 par value, authorized,
     100,000 shares, issued and
     outstanding, 50,000 shares                        $    50,000

    Common stock - voting, Class A; $1 par
     value, authorized, 50,000 shares,
     issued and outstanding, 118 shares                        118

    Common stock - non-voting, Class B;
     $1 par value, authorized, 50,000
     shares, issued and outstanding,
     zero shares                                                 0
                                                       -----------
     TOTAL                                             $    50,118
                                                       ===========

The preferred shareholder agreement with the Company calls for annual dividends of $3.92 per share, but only after first being approved by the Board of Directors each year. Preferred shareholders have cumulative rights in the event that dividends are not declared.

During the years ended September 30, 1997, 1996 and 1995, no preferred dividends were declared by the Board of Directors with there being $588,000 in cumulative, undeclared dividends as of the end of the year. Such dividends must be declared and paid before common shareholders can be considered by the Board for a dividend distribution. In addition, the Company recorded $449,000 in dividend liabilities as of September 30, 1997, having been declared in 1994 and 1993, but being unpaid as of the balance sheet date.

The preferred shares, which are non-callable, have a liquidation preference of $65.35 per share (as compared with the $1 par value) in the event of a voluntary or involuntary liquidation dissolution, or winding down of the Company. In addition, any cumulative, unpaid dividends must also be remitted to preferred shareholders in that event.

During the year ended September 30, 1997, the Company repurchased 118 shares of its Class A, common stock and 50,000 shares of its preferred stock from a majority stockholder for $2,500,000. The excess of the cost of shares acquired over the par value resulted in a charge to retained earnings, as reflected in the accompanying statement of stockholder's equity.

11. AGREEMENT TO SELL GOODS AND SERVICES

In March of 1997, the Company agreed to sell equipment over the ensuing three years to National TechTeam, Inc. (NT) in exchange for minimal cash deposits to be received by the Company from NT. If merchandise in the following amounts has not been purchased by NT by the successive three March dates following the agreement date, the Company has the right to keep the required deposits also indicated below:



                                                         Deposit Required
                                                         To be Made by NT,
                                  Required               Year ending March
    Year ending March         Purchases by NT            Year       Amount
    -----------------         ---------------            ----       ------
       1998                   $  12,000,000              1997   $1,800,000
       1999                       8,000,000              1998    1,200,000
       2000                       8,000,000              1999    1,200,000



The underlying agreement calls for the Company to earn a 15% gross profit on the goods and services sold. Deposit money is to be applied against the gross profit portion of the sale price only. As of September 30, 1997, the Company has sold $472,900 of goods and services to NT under the agreement, upon which a $70,900 gross profit has been earned, reducing the initial $1,800,000 deposit (deferred revenue) liability to a $1,729,000 recorded balance.

12. SALE OF PC REMARKETING GROUP

On November 18, 1996, the Company entered into an agreement to sell its PC Remarketing Group division for approximately $165,000. For the year ended September 30, 1996, this division's unaudited financial statements recorded the following:


    Sales                                               $ 2,542,180
    Cost of goods sold                                   (2,133,035)
                                                        -----------

     Gross profit                                           409,145
    Operating expenses                                     (505,656)
                                                        -----------

     Operating loss                                     $   (96,511)
                                                        ===========

During the first 49 days of Fiscal year 1997, this division reported an operating income of $2,100. In addition, the Company realized a $110,000 loss before income tax effects upon the sale of the division's net assets. Management has decided not to treat this sale as a discontinued operation for financial reporting purposes, as similar operations still have to be maintained within the Company's other divisions.

13. SUBSEQUENT EVENT

On January 19, 1998, the sole shareholder entered into an agreement and plan of merger with a subsidiary of National TechTeam, Inc., whereby, the Company will ultimately become a wholly-owned subsidiary of National TechTeam, Inc. The estimated closing date of the plan of merger is January 30, 1998.


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